EXHIBIT 99.1

Del Monte Foods Company P.O. Box 193575 San Francisco, CA 94119-3575	NEWS RELEASE

DEL MONTE FOODS COMPANY REPORTS
FISCAL 2004 SECOND QUARTER RESULTS

     SAN FRANCISCO, CA, December 4, 2003 — Del Monte Foods Company (NYSE: DLM) today announced reported net sales of $811.6 million and net income of $40.2 million, or $0.19 diluted earnings per share, for the second quarter ended October 26, 2003, compared to reported net sales of $471.7 million and net income of $52.4 million, or $0.33 diluted earnings per share, for the prior year period. Adjusting both quarters for the factors detailed in the charts below, adjusted diluted earnings per share for the fiscal 2004 second quarter were $0.21, compared to pro forma as adjusted diluted earnings per share of $0.21 for the fiscal 2003 second quarter.

     “This quarter’s performance was in line with prior year and, importantly, we continued our progress to build a unified company that will deliver superior on-going performance,” said Richard G. Wolford, Chairman and Chief Executive Officer. “On the integration front, we completed the transition to a common IT platform that will allow Del Monte to operate as a single company and to expedite capture of expected synergies. Our ability to leverage our center-store scale and robust brand portfolio was demonstrated by the strong results generated from several successful cross product-line promotions we launched during the quarter. On-air advertising supporting Kibbles ‘n Bits and StarKist Tuna Creations was fielded and these businesses continue to show increased sales and market share gains.”

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     The increase in reported net sales for the quarter, when compared to reported net sales for the second quarter of fiscal 2003, was due primarily to the inclusion of legacy Del Monte Brands sales after the completion of the merger on December 20, 2002.1

     Net sales of $811.6 million for the second quarter ended October 26, 2003 compares to pro forma as adjusted net sales of $801.8 million for the second quarter of fiscal 2003, which reflects adjustments for the factors detailed in the charts below. The increase in year over year revenues is due primarily to the strong performance of the Del Monte Brands business, particularly in solid tomatoes, single-serve fruit and produce fruit, as well as continued growth in the tuna pouch, behind the successful launch of Tuna Creations. These increases were partially offset by lower Pet Products sales reflecting the continued anticipated reduction in sales of the non-core portions of the Pet Products portfolio and the impact of a price increase on 9Lives cat food.

     Reported diluted earnings per share were $0.19 for the quarter, compared to $0.33 for the second quarter of fiscal 2003. Adjusting both quarters for the factors detailed in the charts below, as adjusted diluted earnings per share for the fiscal 2004 second quarter were $0.21, compared to pro forma as adjusted diluted earnings per share of $0.21 in fiscal 2003. These results are due primarily to the impact of increased volume offset by higher SG&A expenses and other higher costs.

     Six Months Ended October 26, 2003

     The Company announced reported net sales of $1,442.9 million and net income of $54.5 million, or $0.26 diluted earnings per share, for the first half of fiscal 2004, compared to reported net sales of $836.0 million and net income of $85.6 million, or $0.54 diluted earnings per share, for the first half of fiscal 2003. Adjusting both periods for the factors detailed in the charts below, as adjusted diluted earnings per share for the first half of fiscal 2004 were $0.30, compared to pro forma as adjusted diluted earnings per share of $0.38 in the fiscal 2003 period.

     The increase in reported net sales for the first half of fiscal 2004, when compared to reported net sales for the fiscal 2003 first half, was due primarily to the inclusion of legacy Del Monte Brands after the completion of the merger.

1 Del Monte acquired through merger, the North American StarKist seafood, North American pet food and pet snacks, U.S. private label soup, College Inn broth and U.S. infant feeding businesses (the “Acquired Businesses”) of the H. J. Heinz Company (NYSE: HNZ) on December 20, 2002. For accounting purposes, however, the Acquired Businesses are considered the surviving entity and the historical financial statements of the Acquired Businesses now constitute the historical financial statements of the Company. Therefore, fiscal 2003 reported results include the results of operations of Del Monte’s fruit, vegetable and tomato businesses (“legacy Del Monte Brands”) only for the period after the December 20, 2002 merger. Reported financial results for periods prior to the merger reflect only the financial results of the Acquired Businesses. Reported results also include certain merger-related expenses and other income, the detail of which is shown in the Company’s Consolidated Statements of Income.

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     Net sales of $1,442.9 million for the fiscal 2004 first half, compared to pro forma as adjusted net sales of $1,464.9 million in the comparable fiscal 2003 period, which reflects adjustments for the factors detailed in the charts below. The decrease in year over year revenues is due primarily to an anticipated reduction in sales of the private label and other non-core portions of the pet products portfolio, and lower sales of canned seafood. These decreases were partially offset by growth in the Del Monte Brands business and increased tuna pouch sales.

     Reported diluted earnings per share were $0.26 for the first half of fiscal 2004, compared to $0.54 for the first six months of fiscal 2003. Adjusting both periods for the factors detailed in the charts below, as adjusted diluted earnings per share for the fiscal 2004 first half were $0.30, compared to pro forma as adjusted diluted earnings per share of $0.38 in fiscal 2003. The decrease is due primarily to the impact of increased SG&A expenses and other higher costs, partially offset by favorable sales mix and lower interest expense.

     Outlook

     The Company also announced that it expects reported diluted earnings per share of approximately $0.74 to $0.78 for its fiscal year ending May 2, 2004. When adjusted for expected integration and restructuring expenses of approximately $0.14 per share, the Company reiterated that it continues to expect fiscal 2004 adjusted diluted earnings per share growth of 6 to 9%, to approximately $0.88 to $0.92. The Company also continues to expect fiscal 2004 revenue growth of 2 to 4% over pro forma fiscal 2003.

     The Company continues to expect total integration expense of $75 million in fiscal 2003 through fiscal 2005. However, due to its ability to achieve integration objectives more quickly than originally anticipated, it is increasing its projected integration expense in fiscal 2004 from the $26 million previously estimated to $45 million, or approximately $28 million net of taxes. The Company intends to make a corresponding reduction in expected expenses in fiscal 2005.

Del Monte Foods

     Del Monte Foods Company is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating over $3 billion in pro forma net sales in fiscal 2003. With a powerful portfolio of brands including Del Monte®, Contadina®, StarKist®, S&W®, Nature’s Goodness™, College Inn®, 9Lives®, Kibbles’n Bits®, Pup-Peroni®, Snausages®, and NawSomes!®, Del Monte products are

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found in 9 out of 10 American households. For more information on Del Monte Foods Company (NYSE:DLM), visit the Company’s website at www.delmonte.com.

     Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its results at 8:00 a.m. PST (11:00 a.m. EST) today. The webcast, slide presentation, related reconciliations of non-GAAP financial measures and historical, quarterly pro forma as adjusted results for fiscal 2002, 2003 and 2004 can be accessed at www.delmonte.com/company/investors under “Additional Financial Information.” The webcast and slide presentation will be available online following the presentation.

     The Company is providing the non-GAAP financial measures because the Company believes these financial measures allow for a more consistent period-to-period comparison. This is due, in part, to the fact that on December 20, 2002, the Company merged with certain businesses of H. J. Heinz Company (NYSE: HNZ). For accounting purposes, fiscal 2003 reported results include the results of operations of the Del Monte Brands business only for the period after the December 20, 2002 merger. Reported financial results for periods prior to the merger reflect only the financial results of the Acquired Businesses. Reported results also include expenses and charges that relate to the merger and other events rather than to the routine operation of the Company’s businesses. The Company’s adjustments to its GAAP and GAAP pro forma results include expenses, gains and losses related to integration and merger-related items, restructuring and debt refinancing. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s businesses and believes this information is also helpful to investors.

     This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. The forward-looking statements contained in this press release include statements related to the merger of certain businesses and to future financial operating results, and in some cases can be identified by the use of forward-looking terms such as “will”, “expect” or other comparable terms.

     Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. These factors include, among others: the success of the integration of the businesses we acquired from H.J. Heinz Company (“Heinz”) in a timely and cost effective manner; the risk that we may incur liabilities as a result of the acquisition of these businesses that are currently unknown; costs related to the acquisition and integration of these businesses; the actions of the U.S., foreign and local governments; general economic and business conditions; weather conditions; energy costs and availability; crop yields; competition, including pricing and promotional spending levels by competitors; raw material costs and availability; fish availability and pricing; high leverage; product liability claims; changes in or the failure or inability to comply with, governmental regulations, including environmental regulations; foreign currency exchange and interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers; the timely introduction and market acceptance of new products; changes in business strategy or development plans; availability, terms and deployment of capital; ability to increase prices; disruption in relationships with our employees; industry trends, including changes in buying and inventory practices by customers; production capacity constraints and other economic, business, competitive and/or regulatory factors affecting our operations.

     These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended April 27, 2003. Investors are

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cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

CONTACTS:	Media Inquiries	Investor Relations
	Brandy Bergman/Tracy Greenberger	Tom Gibbons
	Citigate Sard Verbinnen	Del Monte Foods
	(212) 687-8080	(415) 247-3382

Del Monte Foods Company
Selected Balance Sheet Data (Unaudited)
(In Millions)

October 26, 2003

Cash and cash equivalents	$13.6
Trade accounts receivable, net of allowance	245.3
Inventories	1,142.2
Total assets	3,917.1
Accounts payable and accrued expenses	607.0
Short-term borrowings	129.1
Long-term debt, including current portion	1,646.1
Stockholders’ equity	1,016.8

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Three Months Ended October 26, 2003
(In Millions)

	GAAP	Non-GAAP	Non-GAAP
	Reported	Adjustments[1]	As Adjusted

Net sales	$811.6	$—	$811.6
Cost of products sold	592.3	(0.5)	591.8
Selling, general and administrative	128.1	(7.2)	120.9

Operating income	91.2	7.7	98.9
Interest expense	30.9	—	30.9
Other expense	(2.4)	—	(2.4)

Income before income taxes	62.7	7.7	70.4
Provision for income taxes	22.5	3.4	25.9

Net income	$40.2	$4.3	$44.5

Basic Average Shares	209,458,920		209,458,920
EPS	$0.19		$0.21
Fully Diluted Shares Outstanding	210,630,911		210,630,911
EPS	$0.19		$0.21

[1]	Non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in our Mendota facility ($1.2), employee termination benefits and retention bonuses ($1.7), and various other integration costs ($4.8).

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Three Months Ended October 30, 2002
(In Millions)

		GAAP	GAAP		Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP	Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustments	As Adjusted

Net sales	$471.7	$330.1	$801.8	$—	$801.8
Cost of products sold	331.3	261.2	592.5	(1.5)[2]	591.0
Selling, general and administrative	63.7	54.6	118.3	(5.7)[3]	112.6

Operating income	76.7	14.3	91.0	7.2	98.2
Interest expense	(0.2)	31.1	30.9	1.2 [4]	32.1
Other income/(expense)	0.3	0.4	0.7	(0.1)	0.6

Income before income taxes	77.2	(16.4)	60.8	5.9	66.7
Provision for income taxes	24.8	(8.2)	16.6	7.1 [5]	23.7

Net income	$52.4	$(8.2)	$44.2	$(1.2)	$43.0

Basic Average Shares	156,921,228	52,306,904	209,228,132		209,228,132
EPS	$0.33		$0.21		$0.21
Fully Diluted Shares Outstanding	157,164,302	53,076,084	210,240,386		210,240,386
EPS	$0.33		$0.21		$0.21

[1]	The historical GAAP consolidated reported statements of income include the results of operations for the Acquired Businesses. For comparability, the GAAP Total Pro Forma consolidated statements of income include a pro forma adjustment to include the results of legacy Del Monte Brands. Cost of products sold includes $0.5 of pro forma depreciation expense to recognize the unwinding of Acquired Businesses assets held under synthetic lease obligations. SG&A includes the addition of $0.7 of pro forma incentive and retention compensation for the Acquired Businesses. SG&A excludes $2.6 of legacy Del Monte Brands merger-related expenses incurred prior to the December 20, 2002 merger date. Interest expense includes $18.9 of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year.

[2]	In accordance with purchase accounting rules applied to the merger, legacy Del Monte Brands fixed assets were increased to fair market value. These results exclude $1.5 resulting from incremental depreciation expense.

[3]	SG&A excludes $4.9 of integration expenses, and $0.7 of incentive and retention compensation for the Acquired Businesses.

[4]	Interest expense excludes $1.2 of interest income resulting from the amortization of a loss from interest rate swap agreements.

[5]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Six Months Ended October 26, 2003
(In Millions)

	GAAP	Non-GAAP	Non-GAAP
	Reported	Adjustments[1]	As Adjusted

Net sales	$1,442.9	$—	$1,442.9
Cost of products sold	1,059.9	(1.6)	1,058.3
Selling, general and administrative	238.5	(13.1)	225.4

Operating income	144.5	14.7	159.2
Interest expense	60.9	—	60.9
Other expense	(1.6)	—	(1.6)

Income before income taxes	85.2	14.7	99.9
Provision for income taxes	30.7	6.0	36.7

Net income	$54.5	$8.7	$63.2

Basic Average Shares	209,412,640		209,412,640
EPS	$0.26		$0.30
Fully Diluted Shares Outstanding	210,541,998		210,541,998
EPS	$0.26		$0.30

[1]	Non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in our Mendota facility ($2.8), employee termination benefits and retention bonuses ($3.9), and various other integration costs ($8.0).

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DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Six Months Ended October 30, 2002
(In Millions)

		GAAP	GAAP			Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP		Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustments		As Adjusted

Net sales	$836.0	$621.9	$1,457.9	$7.0	[2]	$1,464.9
Cost of products sold	596.6	478.5	1,075.1	(3.0)[3]		1,072.1
Selling, general and administrative	115.2	97.6	212.8	(6.2)[4]		206.6

Operating income	124.2	45.8	170.0	16.2		186.2
Interest expense	(0.4)	63.2	62.8	1.8	[5]	64.6
Other income/(expense)	1.8	0.3	2.1	—		2.1

Income before income taxes	126.4	(17.1)	109.3	14.4		123.7
Provision for income taxes	40.8	(6.6)	34.2	9.7	[6]	43.9

Net income	$85.6	$(10.5)	$75.1	$4.7		$79.8

Basic Average Shares	156,921,228	52,306,904	209,228,132			209,228,132
EPS	$0.55		$0.36			$0.38
Fully Diluted Shares Outstanding	157,079,417	53,160,969	210,240,386			210,240,386
EPS	$0.54		$0.36			$0.38

[1]	The historical GAAP consolidated statements of income include the results of operations for the Acquired Businesses. For comparability, the GAAP Total Pro Forma consolidated statements of income include a pro forma adjustment to include the results of legacy Del Monte Brands. Cost of products sold includes $1.0 of pro forma depreciation expense to recognize the unwinding of the Acquired Businesses’ assets held under synthetic lease obligations. SG&A includes the addition of $1.4 of pro forma incentive and retention compensation for the Acquired Businesses. SG&A excludes $9.9 of legacy Del Monte Brands merger-related expenses incurred prior to the December 20, 2002 merger date. Interest expense includes $38.5 of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year.

[2]	Net sales excludes $7.0 related to a change in estimates for Acquired Businesses’ trade promotion expenses related to prior periods.

[3]	In accordance with purchase accounting rules applied to the merger, legacy Del Monte Brands fixed assets were increased to fair market value. These results exclude $3.0 resulting from incremental depreciation expense.

[4]	SG&A excludes $4.9 of integration expenses, and $1.2 of incentive and retention compensation for the Acquired Businesses.

[5]	Interest expense excludes $2.8 of interest income resulting from the amortization of a loss from interest rate swap agreements and $1.0 of previously capitalized debt issuance costs resulting from the early repayment of debt.

[6]	Income taxes are presented to reflect the impact of the adjustments noted, and the tax rate for the combined Company.

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